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                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT is made as of September 7, 2007 by and between COMMUNITY SHORES BANK CORPORATION, a Michigan corporation, of 1030 West Norton Avenue, Muskegon, Michigan 49441 ("BORROWER"), and FIFTH THIRD BANK, a Michigan banking corporation, of 111 Lyon Street, NW, Grand Rapids, Michigan 49503 ("LENDER").

          Borrower has requested Lender to extend to it a revolving line of credit of up to Five Million Dollars ($5,000,000). Lender is willing to extend the line of credit on the terms and subject to the conditions set forth in this Agreement

          Lender and Borrower agree as follows:

SECTION 1. DEFINITIONS.

          In this Agreement:

     "AFFILIATE OF A PERSON" means any Person that now or in the future controls, is controlled by, or is under common control with, the Person.

     "AGREEMENT" means this Loan Agreement, as amended, including the schedules attached to this Loan Agreement.

     "BANK" means Community Shores Bank, a Michigan banking corporation.

     "CAPITALIZED LEASE OBLIGATION" means any obligation of a Person to pay future rentals under a lease that, in accordance with GAAP, is required to be shown as a liability on that Person's balance sheet.

     "CHANGE IN CONTROL" means the acquisition by a Person and the Person's Affiliates of 51% or more of the issued and outstanding shares of the voting capital stock of Borrower.

     "COMPANY" means each of Borrower and Bank.

     "CONTAMINATION" or "CONTAMINATED" means, when used with reference to any real or personal property, that a Hazardous Substance is present on or in the property in any amount or level.

     A Person "CONTROLS" another Person if the Person has, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person.

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     "DEFAULT" means an event, condition or circumstance that, with the lapse of time or giving of notice (absent any permitted cure), would be an Event of Default.

     "ENVIRONMENTAL LAW" means at any time any applicable federal, state, local or foreign law (including common law), ordinance, rule, regulation, permit, order or other requirement that then (1) regulates the quality of air, water, soil or other environmental media, (2) regulates the generation, management, transportation, treatment, storage, recycling or disposal of any waste, (3) protects public health, occupational safety and health, natural resources or the environment or (4) establishes liability for the investigation, removal or remediation of, or harm caused by, Contamination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as now and in the future amended, together with all regulations issued under it.

     "EVENT OF DEFAULT" has the meaning specified in Section 8 of this Agreement.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "GAAP" means generally accepted accounting principles consistently applied.

     "GUARANTOR" means each Person who has guaranteed or in the future guarantees payment of all or any part of the Lender Indebtedness.

     "HAZARDOUS SUBSTANCE" means at any time any substance or waste that is then regulated by or subject to any Environmental Law.

     "INDEBTEDNESS" means indebtedness for borrowed money, indebtedness representing the deferred purchase price of property (excluding indebtedness under normal trade credit for property purchased in the normal course of operations), any obligation under a note payable or draft accepted representing an extension of credit, indebtedness (whether or not assumed) secured by a mortgage, security interest or other lien on property, and any Capitalized Lease Obligation.

     "LENDER INDEBTEDNESS" means any indebtedness, obligation or liability, of whatever type or nature, that Borrower now or in the future owes to Lender, including, without limitation, all indebtedness and obligations under this Agreement and all Rate Management Obligations.

     "LOAN" means any loan that Lender makes to Borrower under this Agreement.

     "LOAN DOCUMENT" means this Agreement, each Revolving Credit Note and other promissory note that Borrower has given or in the future gives to Lender, each renewal,

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extension, and replacement of the note, each Rate Management Agreement and every other agreement, instrument and document that has been or in the future is signed or delivered in connection with this Agreement or in connection with any Lender Indebtedness.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect upon (1) the validity, performance or enforceability of any Loan Document, (2) the properties, contracts, business operations, prospects, profits or condition (financial or otherwise) of Borrower or (3) the ability of Borrower or any Guarantor to fulfill any obligation under any Loan Document.

     "MATURITY" of an indebtedness or obligation means the time when that indebtedness or obligation has become due and payable, for whatever reason.

     "NOTE" means any Revolving Credit Note and any other promissory note that Borrower has signed or in the future signs and that now or in the future evidences any Lender Indebtedness, including any renewals, extensions or modifications.

     "PERSON" means an individual and a corporation, partnership, limited liability company, trust, association and any other entity.

     "PLAN" means an "employee pension benefit plan" with respect to which Borrower or any Affiliate is an "employer" or "party in interest," as ERISA defines those terms.

     "RATE MANAGEMENT AGREEMENT" means any agreement, device or arrangement that provides for payments that are related to fluctuations of interest rates, exchange rates, forward rates or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement, between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties that confirm transactions under any such agreement, device or agreement, all whether now existing or arising in the future, and in each case as amended, modified or supplemented from time to time.

     "RATE MANAGEMENT OBLIGATION" means any obligation of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and whether the obligation now exists or is created or arises or is acquired or evidenced in the future and however it has been or is created, evidenced or acquired and however it has arisen or arises in the future, under or in connection with (1) any Rate Management Agreement or (2) any cancellation, buy-back, reversal, termination or assignment of any Rate Management Agreement, including any renewal, extension, modification or substitution of any such obligation.

     "REVOLVING CREDIT COMMITMENT" means at any given time an amount equal to Five Million ($5,000,000).

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     "REVOLVING CREDIT LOANS" has the meaning specified in Section 3.1 of this
Agreement.

     "REVOLVING CREDIT NOTE" has the meaning specified in Section 3.3 of this Agreement.

     "SCHEDULE" means a schedule attached to this Agreement.

     "SEC" means the Securities and Exchange Commission.

     "SUBORDINATED INDEBTEDNESS" means, at any time, all Indebtedness that either Company owes to any Person or Persons to the extent that its repayment is subordinated to payment of the Lender Indebtedness in form and manner satisfactory to Lender.

SECTION 2. WARRANTIES AND REPRESENTATIONS.

          Borrower represents and warrants to Lender, and agrees, as follows:

     2.1 Bank is a banking corporation duly organized and validly existing under the laws of the state of Michigan. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each Company is duly qualified and authorized to do business, and is in good standing, as a foreign corporation in each jurisdiction in which the failure to be so qualified or authorized to do business could have a Material Adverse Effect.

     2.2 Each Company has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as it now conducts it and as it contemplates that it will conduct it in the future. Each Company is in compliance with all laws, rules and regulations that apply to it, its operations or its properties.

     2.3 The balance sheets of Borrower as of December 31, 2006, March 31, 2007 and June 30, 2007 and the related statements of income, of retained earnings and of changes in financial position for the periods then ended, copies of all of which have been delivered to Lender, have been prepared in accordance with GAAP and present fairly the financial position of Borrower as of those dates and the results of its operations for those periods. Since the date of the most recent of those financial statements, there has not been any change in Borrower's financial condition or operations that could have a Material Adverse Effect.

     2.4 Neither this Agreement nor any financial statement that Section 2.3 above refers to nor any other written statement that Borrower has furnished to Lender in connection with the negotiation of any Loan, contains any untrue statement of a material fact or omits a

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material fact necessary to make the statements contained in this Agreement, the financial statement or other written statement not misleading. There is not any fact that Borrower has not disclosed to Lender in writing that has, or, to the best of the knowledge of the officers and directors of Borrower, in the future could have, a Material Adverse Effect.

     2.5 Except as identified on SCHEDULE 2.5, there is not any proceeding pending, or to the knowledge of the officers and directors of Borrower threatened, before any court, governmental authority or arbitration board or tribunal, against or affecting Borrower or Bank, that, if determined adversely to Borrower or Bank, could reasonably be expected to have a Material Adverse Effect. Neither Company is in default with respect to any order, judgment or decree of any court, governmental authority or arbitration board or tribunal.

     2.6 Each Company has good and marketable title to all of the assets that it purports to own, including the assets that the financial statements referred to in Section 2.3 of this Agreement describe, free and clear from all liens, encumbrances, security interests, claims, charges and restrictions, except Permitted Liens.

     2.7 Each Company owns and controls all of the patents, trademarks, service marks, trade names, copyrights, licenses and rights that are necessary for the present and planned future conduct of its business, without any conflict with the right of any other Person.

     2.8 Borrower has full power and authority to sign, deliver and perform the Loan Documents; the signing, delivery and performance of the Loan Documents that Borrower has given or is required to give to Lender (1) have been duly authorized by appropriate action of Borrower, (2) will not violate the provisions of Borrower's articles of incorporation or bylaws or other governing agreement or document or of any law, rule, judgment, order, agreement or instrument to which Borrower is a party or by which it is bound and (3) do not require any approval or consent of any public authority or other third party; and the parties to the Loan Documents have properly signed and delivered them, and the Loan Documents are the valid and binding obligations of the parties to them and are enforceable in accordance with their terms.

     2.9 Each Company has filed each tax return that it is required to file in any jurisdiction, and each Company has paid each tax, assessment, fee and other governmental charge upon it or upon its assets, income or franchises before the time when its nonpayment could give rise to a lien. Borrower does not know of any proposed additional tax assessment against it or the Bank.

     2.10 Except as identified on SCHEDULE 2.10, Borrower does not have any investments in the securities of any Person. Borrower does not intend to carry or purchase any "margin security" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II.

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     2.11 Attached to this Agreement as SCHEDULE 2.11 is a list of all Plans. No
Plan has been terminated since the effective date of ERISA. No Plan is a "multi-employer plan" within the meaning of Section 3(37)(A) of ERISA. An "accumulated deficiency" (within the meaning of Section 412 of the Internal Revenue Code, as amended) or a "reportable event" (as defined in Title IV of ERISA) has not occurred with respect to any Plan. Neither Borrower nor any Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA. The PBGC has not started or threatened to start a proceeding against Borrower or any Affiliate under ERISA.

     2.12 Borrower is not, and no person, firm or corporation that has "control" of Borrower is, an "executive officer," "director" or "person who directly or indirectly, or in concert with one or more persons owns, controls or has the power to vote more than 10 percent of any class of voting securities" (within the meaning of 12 U.S.C. Section 375(b) and regulations issued under that section), of Lender, Fifth Third Bancorp or any subsidiary of Fifth Third Bancorp.

     2.13 All of each Company's real and personal property, and all operations and activities on it, are in compliance with all Environmental Laws; and none of Borrower's real or personal property is or will be (1) Contaminated or the site of the disposal or release of any Hazardous Substance (2) the source of any Contamination of any adjacent property or of any groundwater or surface water or
(3) the source of any air emissions in excess of any legal limit or standard that is now or in the future in effect.

     2.14 Borrower owns all of the issued and outstanding capital stock of Bank.

     2.15 Borrower is qualified, and registered with the Federal Reserve Board, as a financial holding company under the Bank Holding Company Act of 1956, as amended.

SECTION 3. REVOLVING LINE OF CREDIT.

     3.1 Subject to satisfaction of the conditions precedent set forth in
Section 9 of this Agreement, and as long as there shall not have occurred any Default or Event of Default, Lender shall extend to Borrower from time to time loans ("REVOLVING CREDIT LOANS") in amounts that shall not at any time in the aggregate exceed the Revolving Credit Commitment.

     3.2 If the aggregate principal amount of the Revolving Credit Loans outstanding at any time exceeds the Revolving Credit Commitment, then Borrower shall immediately repay the amount of the Loans that is required to eliminate the excess.

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     3.3 All Revolving Credit Loans shall be evidenced by and payable with interest in accordance with the terms of the promissory note in the form of
SCHEDULE 3.3 ("REVOLVING CREDIT NOTE"), which Borrower shall sign and deliver to Lender.

     3.4 Each Revolving Credit Loan shall be made upon Borrower's request.

     3.5 Borrower shall have the right to prepay all Revolving Credit Loans, in whole or in part, at any time without penalty. Borrower may reborrow amounts that it prepays, subject to the other provisions of this Agreement.

     3.6 Unless it is sooner terminated under Section 8 of this Agreement or Lender extends it in writing, Lender's obligation to make or to renew Revolving Credit Loans shall expire on September 1, 2008. If Lender extends it, then Lender's obligation to make or to renew Revolving Credit Loans shall expire on the date stated in the extension. If Lender's obligation to make or to renew Revolving Credit Loans expires, then the aggregate unpaid principal balance of all outstanding Revolving Credit Loans, together with all interest accrued on them, shall be payable in full on the expiration date.

SECTION 4. AFFIRMATIVE COVENANTS.

          From the date of this Agreement and until all Lender Indebtedness is fully paid and Lender does not have any obligation to extend loans or other credit facilities to Borrower, Borrower shall:

     4.1 Furnish to Lender, within 120 days after the end of each of Borrower's fiscal years, beginning with its fiscal year ending December 31, 2007, an audited financial report prepared in accordance with GAAP by independent certified public accountants, containing (1) Borrower's consolidated balance sheet as of the end of that year, its related consolidated profit and loss and reconciliation of surplus statements for that year and its consolidated statement of cash flows for that year, (2) all comments and financial details that are customarily included in reports of that type and (3) and the unqualified opinion of the certified public accountants as to the fairness of the statements contained in the report.

     4.2 Within 120 days after the last day of each fiscal year of Borrower, Borrower shall furnish to Lender a copy of Borrower's report for that year on Form 10-K as filed with the SEC.

     4.3 Within 120 days after the last day of each calendar year, Borrower shall furnish to Lender a copy of Bank's report for that year on form FR Y-9SP as filed with the Federal Reserve Board.

     4.4 Within 45 days after the last day of each calendar quarter, Borrower shall furnish to Lender a copy of Bank's call report for that quarter as filed with the FDIC.

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     4.5 Within 45 days after the last day of each calendar quarter, Borrower shall furnish to Lender a copy of Borrower's report for that quarter on Form 10-Q as filed with the SEC.

     4.6 Within 45 days after the last day of each calendar quarter ("COMPLIANCE DATE"), Borrower shall furnish to Lender a certificate signed by the President or chief financial officer of Borrower, in form satisfactory to Lender, that (1) certifies as to whether Borrower was in compliance with the covenants set forth in Sections 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement on the Compliance Date, specifying any covenants with which Borrower was not then in compliance, and (2) sets forth the computations that Borrower used in determining whether Borrower was in compliance with each of those covenants.

     4.7 If at any time during a calendar quarter Borrower has reason to believe that any of the covenants set forth in Sections 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement will not be met as of the last day of that quarter, then Borrower shall give Lender written notice that identifies the covenant and describes why Borrower has such reason to believe.

     4.8 (1) Promptly inform Lender of any occurrence that is a Default or an Event of Default and of any other occurrence that has had, or could have, a Material Adverse Effect; (2) maintain complete and accurate books and records of its transactions in accordance with good accounting practices; and (3) furnish to Lender any information that it reasonably requests concerning Borrower's or Bank's financial affairs within 10 days after Lender makes the request.

     4.9 Maintain, and cause Bank to maintain, insurance, including, but not limited to, fire and extended coverage insurance, workers' compensation insurance and commercial and general liability insurance with responsible insurance companies on its properties and against the risks and in the amounts that similar businesses customarily maintain.

     4.10 Pay and discharge, and cause Bank to pay and discharge, as often as they are due and payable, all taxes and assessments of whatever nature that are levied or assessed against it or any of its properties, unless and to the extent only that (1) in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments are being contested in good faith by appropriate proceedings and (2) Borrower shall have set aside on its books adequate reserves with respect to those taxes and assessments.

     4.11 Maintain, and cause Bank to maintain, its existence as a corporation in good standing in the State of Michigan and its qualification in good standing in every other jurisdiction in which the failure to be qualified or authorized to do business could have a Material Adverse Effect; continue to conduct and operate its business substantially as it presently conducts and operates it; and comply with all governmental laws, rules, regulations and

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orders that apply to it, the failure to comply with which could have a Material
Adverse Effect.

     4.12 Act, and cause Bank to act, prudently and in accordance with customary industry standards in managing and operating its assets, properties, business and investments and keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties that are necessary to the conduct of its business.

     4.13 (1) Comply, and cause Bank to comply, in all material respects with the applicable requirements of ERISA and the Internal Revenue Code with respect to each Plan, including, without limitation, all provisions regarding minimum funding requirements and requirements as to plan termination insurance; (2) within 30 days after it is filed, furnish to Lender a copy of each annual report and annual return, with all schedules and attachments, that ERISA requires Borrower or Bank to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA in connection with each Plan for each Plan year; (3) notify Lender immediately of any fact or circumstance, including, but not limited to, any "reportable event" (as defined in Title IV of ERISA), that might be grounds for termination of a Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, together with a statement, if Lender requests it, as to the reason the fact or circumstance has occurred and the action, if any, that Borrower or Bank proposes to take to avoid termination of the Plan; and furnish to Lender, upon its request, any additional information concerning any Plan that Lender reasonably requests.

     4.14 Notify Lender in writing within 10 days after Borrower or Bank receives any notice of the beginning of (1) any proceeding or investigation by a federal or state environmental agency against Borrower or Bank regarding Borrower's or Bank's compliance with Environmental Laws or (2) any other judicial or administrative proceeding or litigation by or against Borrower or Bank.

SECTION 5. NEGATIVE COVENANTS.

          From the date of this Agreement and until all Lender Indebtedness is fully paid and Lender does not have any obligation to extend loans or other credit facilities to Borrower, Borrower shall not, and shall cause Bank to not, without the prior written consent of Lender:

     5.1 Create or permit to exist any lien, security interest, pledge, attachment, execution or other legal process or encumbrance on any of its capital stock.

     5.2 Sell, lease or otherwise dispose of any of its assets except for sales, leases, or other dispositions that do not exceed $5,000,000 in the aggregate during any given fiscal year of Borrower.

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     5.3 Make a loan or advance to any Person, except that (1) Borrower may make loans and advances to Bank, and (2) Bank may make loans and other extensions of credit in the ordinary course of its banking business and in accordance with applicable laws and regulations and safe and sound banking practices.

     5.4 Guarantee, endorse, assume or otherwise incur or suffer to exist any contingent liability in respect of any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except for the guaranty of Lender Indebtedness.

     5.5 Enter into any merger, consolidation, reorganization or recapitalization, or purchase or otherwise acquire all, or substantially all, of the assets, obligations or capital stock of or any other interest in any Person.

     5.6 Purchase, redeem or otherwise acquire more than 10% of its capital stock at any given time, or make other distribution of its assets, by reduction of capital or otherwise, that would reasonably be expected to cause a breach of any of Sections 6.2, 6.3, 6.4 or 6.5 of this Agreement.

     5.7 Subordinate any indebtedness that any Person owes to Borrower to indebtedness that that Person owes to any other Person.

     5.8 Engage in any transaction with any Affiliate on terms that are less favorable to Borrower than Borrower could obtain at the time in a comparable transaction in an arm's-length dealing with a person other than an Affiliate.

     5.9 Issue, incur, assume or permit to remain outstanding any Indebtedness, other than Lender Indebtedness and Subordinated Indebtedness (e.g., existing and future trust preferred securities).

     5.10 Become a contributing employer with respect to a multi-employer employee benefit plan within the meaning of Section 3(37)(A) of ERISA (29 U.S.C.
1002), as amended by Section 302 of the Multi-Employer Pension Plan Amendments Act of 1980 (other than the plans described on SCHEDULE 2.11 attached to this Agreement); or establish for any of its employees any employee benefit plan that has, or may in the future incur, any unfunded past service liability.

     5.11 Change its name, fiscal year or method of accounting, except as GAAP requires, and except that Borrower may change its name if Borrower gives Lender 60 days' prior written notice of the name change and takes any action that Lender considers necessary to continue the perfection of the security interests and liens that the Collateral Documents grant to Lender.

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SECTION 6. ADDITIONAL COVENANTS.

     6.1 Borrower shall not, during any of its fiscal years, use the proceeds of Loans for the purpose of paying dividends of more than $500,000 during that year.

     6.2 Borrower shall cause Bank, as of the last day of each December, March, June and September, to be "well-capitalized," as that term is defined in regulations of the FDIC issued under the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended ("ACT").

     6.3 As of the last day of each December, March, June and December, Borrower shall have adequate capital, on a consolidated basis, in compliance with applicable regulations and guidelines of the Federal Reserve Board.

     6.4 Borrower shall cause Bank's ratio of Non-Performing Loans to Primary Capital to not exceed 25% as of the last day of each December, March, June and September. In this Section:

          "NON-PERFORMING LOANS" means the sum of all non-accrual loans and loans on which any payment is ninety or more days past due.

          "PRIMARY CAPITAL" means the sum of common stock, surplus and retained earnings accounts plus the reserve for loan and lease losses.

     6.5 Borrower shall cause Bank, as of the last day of each September, December, March and June, to be legally and financially able to pay dividends to Borrower in a total amount that is no less than the interest that Borrower will be required to pay to Lender during the succeeding calendar quarter.

SECTION 7. APPLICATION OF PROCEEDS.

          Borrower shall apply the proceeds of the Revolving Credit Loans to pay in full all indebtedness and obligations that Borrower owes to LaSalle Bank Midwest, N.A., and the balance shall be used (1) to pay operating expenses incurred by Borrower in the ordinary course of business, (2) to make contributions to the capital of Bank, (3) to make loans and advances to Bank, subject to Section 5.3 of this Agreement, and/or (4) to pay dividends, subject to Section 6.1 of this Agreement.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     8.1 Each of the following is an "EVENT OF DEFAULT" under this Agreement:

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          A. If Borrower defaults in the payment of the principal or interest of any Loan or if Borrower defaults in the payment of principal or interest of any other Lender Indebtedness, when and as it is due and payable, whether by acceleration or otherwise.

          B. If Borrower fails to perform any of its other obligations under, or to comply with any of the terms, conditions and covenants that are contained in, this Agreement, a Rate Management Agreement or any other Loan Document or other agreement, document or instrument that Borrower or any third party has given or in the future gives to Lender to secure any Lender Indebtedness or if there occurs any other event of default as defined in any Loan Document or in any such other agreement, instrument or document, and such default continues for a period of 30 days after notice from Lender, except that such notice shall not be required, and Borrower shall have no cure rights, with respect of any default under any of Sections 5, 6, or 7 of this Agreement or any default that is not capable of being cured.

          C. If Borrower defaults in the payment of any Indebtedness that Borrower at any time owes to any other Person and such default entitles that Person to accelerate repayment of the Indebtedness.

          D. If any warranty or representation that Borrower makes in this Agreement or any statement, warranty or representation that Borrower or any third party has made or in the future makes in any other Loan Document, certificate, report or other document, instrument or agreement that is delivered under this Agreement or in connection with any Lender Indebtedness is false or inaccurate in any material respect when made.

          E. If any guaranty that now or in the future secures payment of all or any part of the Lender Indebtedness is terminated or limited for any reason without the written consent of Lender.

          F. If a Change in Control occurs.

          G. If Borrower (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) is generally unable to pay its debts as they become due, (3) makes a general assignment for the benefit of its creditors, (4) starts a voluntary case under the federal Bankruptcy Code (as now or in the future in effect), (5) files a petition that seeks to take advantage of any other law that provides for the relief of debtors, (6) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition that is filed against Borrower in any involuntary case under the Bankruptcy Code or
     (7) takes any action for the purpose of effecting any of the foregoing.

          H. If a proceeding or case is started in any court of competent jurisdiction and is not dismissed within 60 days, seeking (1) the liquidation, reorganization, dissolution, winding up or composition or readjustment of Borrower or its assets or the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or any substantial part of the assets of Borrower or (2) similar relief in respect of Borrower under any law that provides for the relief of debtors; or if an order for relief against Borrower is entered in an involuntary case under the Bankruptcy Code.

     8.2 If an Event of Default that is described in subsections 8.1A through 8.1F above occurs, then, at the option of Lender, Lender's obligation to make or renew Revolving Credit Loans shall terminate, and all or any part of the unpaid principal balance of and accrued interest on all Lender Indebtedness shall become immediately due and payable, without presentment, demand or notice of any kind, all of which Borrower waives.

     8.3 If an Event of Default that is described in subsection 8.1G or 8.1H above occurs, then Lender's obligation to make or renew Revolving Credit Loans shall immediately terminate, and the entire unpaid principal balance of and accrued interest on all outstanding Lender Indebtedness shall automatically become due and payable without presentment, demand or notice of any kind, all of which Borrower waives.

SECTION 9. CONDITIONS PRECEDENT.

          The obligation of Lender to make the initial Revolving Credit Loan is subject to the following conditions precedent:

     9.1 Lender shall have received copies of resolutions of the Board of Directors of Borrower, certified by the Secretary of Borrower as being in full force and effect on the date of making the loans, authorizing Borrower's signing, delivery and performance of this Agreement and all other Loan Documents.

     9.2 Lender shall have received all reports, certificates and opinions of attorneys and accountants that Lender shall have requested in connection with the Loan Documents, and all legal matters incident to them shall be satisfactory to Lender's attorneys.

     9.3 Lender shall have received a copy of Borrower's bylaws, including all amendments to them, certified by the Secretary of Borrower as being in full force and effect on the date of making the Loans.

     9.4 Lender shall have received copies of the articles of incorporation of Borrower, including all amendments to them, certified by the Michigan Department of Labor and Economic Growth not more than 30 days before the initial extension of loans under this Agreement.

     9.5 Lender shall have received a good standing certificate with respect to Borrower from the Michigan Department of Labor and Economic Growth dated not more than 30 days before the initial extension of loans under this Agreement.

     9.6 Borrower and all necessary third parties shall have signed and delivered to Lender all Loan Documents.

     9.7 Borrower shall have delivered to Lender evidence satisfactory to Lender that Borrower has obtained the insurance policies that this Agreement and any Collateral Documents requires.

     9.8 There shall not have occurred any Default or Event of Default.

SECTION 10. MISCELLANEOUS.

     10.1 Borrower shall pay, or reimburse Lender for, all out-of-pocket expenses that Lender incurs (including, but not limited to, recording and filing fees and taxes, search fees, title insurance premiums and fees and expenses of legal counsel, other professional advisers, consultants and experts) in connection with (1) the negotiation, preparation and signing of the Loan Documents, any amendments to, or waivers of any provisions of, the Loan Documents and any refinancing or restructuring of any Lender Indebtedness, (2) the administration of this Agreement and the other Loan Documents, (3) obtaining advice of counsel or other professional advisers, consultants and experts regarding any aspect of the Loan Documents or any Lender Indebtedness, (4) the enforcement of any of the provisions of the Loan Documents and (5) the collection of any Lender Indebtedness.

     10.2 Upon signing of this Agreement, Borrower shall pay to Lender a note processing fee in the amount of $425.

     10.3 Borrower acknowledges that Lender has and shall have the right to set off any indebtedness that Lender from time to time owes to Borrower, including, without limitation, any indebtedness that is represented by any deposit account that Borrower maintains with Lender, against any indebtedness that is at any time due and payable by Borrower to Lender.

     10.4 Each right and remedy that this Agreement or any other Loan Document grants to Lender or that the law allows to Lender shall be cumulative, and Lender may exercise it from time to time. Lender's failure to exercise, and Lender's delay in exercising, any right or remedy shall not be a waiver of that right or remedy or a waiver of any other right or remedy. This Agreement is the complete agreement between Lender and Borrower concerning the subject matter of this Agreement and supersedes any prior promises, commitments and agreements. This Agreement may not be amended and a provision of it may not be waived except by a writing that Lender signs.

     10.5 The relationship between Borrower and Lender under this Agreement and the other Loan Documents is solely that of debtor and creditor. Lender does not have any fiduciary responsibilities to Borrower. Lender does not and shall not have any responsibility to review, or to inform Borrower of any matter in connection with, any aspect of Borrower's business, operations or properties. Borrower shall rely entirely upon its own judgment with respect to its business and properties. Any review, appraisal, audit, survey, inspection, report or other information that Lender obtains, whether or not Borrower pays for it or Lender furnishes it to Borrower ("LENDER INFORMATION"), is solely for the benefit of Lender. Neither Borrower nor any third party is entitled to rely on any Lender Information. Lender does not have any duty to Borrower with respect to any Lender Information, including, without limitation, any duty to assure that any review, audit, survey, inspection or appraisal is performed properly or any duty to disclose to Borrower any facts, information, opinions, conclusions or statements that any review, audit, survey, inspection, appraisal or other Lender Information contain.

     10.6 Borrower authorizes Lender to furnish to any Affiliate of Lender and to any prospective transferee of, or participant in, any Loan or Loans any or all information about Borrower, including, without limitation, financial statements and information regarding the operations, assets and properties, finances, strategies, plans, activities, transactions, owners, directors, officers, employees and customers of Borrower and its Affiliates.

     10.7 This Agreement and the rights and obligations of the parties under it shall be governed by and interpreted in accordance with the laws of the State of Michigan.

     10.8 Any notice or other communication that this Agreement requires or permits shall be in writing and shall be served either personally or by certified United States mail with postage fully prepaid, or by a nationally-recognized, overnight courier service, addressed to Borrower as:

          COMMUNITY BANK SHORES CORPORATION
          1030 West Norton Avenue
          Muskegon, Michigan 49441

          Attention: Ms. Tracey Welsh
     and to Lender as:

          FIFTH THIRD BANK
          111 Lyon Street, NW
          Grand Rapids, MI 49503

          Attention: Corporate Lending Department

or to any other place that either party designates by written notice to the other party.

     10.9 This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns. No Person is a third party beneficiary of this Agreement.

     10.10 Lender provides the following notice to Borrower as required by
Section 326 of the USA Patriot Act of 2001 (31 USC Section 5318):

     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. This means that when Borrower opens an account, Lender will ask for Borrower's name, address and other information that will allow Lender to identify Borrower. Lender may also ask to see Borrower's organizational documents or other identifying documents.

               [Remainder of this page intentionally left blank.]

     LENDER AND BORROWER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS LOAN AGREEMENT OR THE LENDER INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, ANY CLAIM THAT IS BASED UPON, ARISES OUT OF OR RELATES TO ANY ACTION OR INACTION OF LENDER IN CONNECTION WITH ANY ACCELERATION OF THE INDEBTEDNESS OR ANY ENFORCEMENT OF ANY SECURITY THAT LENDER AT ANY TIME HOLDS FOR ANY LENDER INDEBTEDNESS.

          Borrower and Lender have signed this Agreement as of the date stated on the first page of this Agreement.

                                        COMMUNITY SHORES BANK CORPORATION


                                        By /s/ Heather D. Brolick
                                           -------------------------------------
                                           Heather D. Brolick
                                           Its President and Chief Executive
                                           Officer


                                        FIFTH THIRD BANK


                                        By /s/ Dennis Schichtel
                                           -------------------------------------
                                           Dennis Schichtel
                                           Its Vice President

                                  SCHEDULE 2.5

                        PENDING OR THREATENED PROCEEDINGS

                                  SCHEDULE 2.10

                           INVESTMENTS OF BORROWER IN
                    OTHER CORPORATIONS AND BUSINESS ENTITIES

                                  SCHEDULE 2.11

                         EMPLOYEE PENSION BENEFIT PLANS

                                  SCHEDULE 3.3

                              REVOLVING CREDIT NOTE

                                                          Grand Rapids, Michigan
$5,000,000                                                     September 7, 2007

          FOR VALUE RECEIVED, the undersigned COMMUNITY SHORES BANK CORPORATION, a Michigan corporation of Muskegon, Michigan ("BORROWER"), promises to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation, ("LENDER"), at Lender's main office in Grand Rapids, Michigan, or at any other place that the holder of this Note designates in writing, the sum of Five Million Dollars ($5,000,000) or any lesser amount that Lender shall have loaned to Borrower under Section 3 of a certain Loan Agreement dated as of September 7, 2007, between Borrower and Lender ("LOAN AGREEMENT"), together with interest (computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed) on the unpaid balance at an annual rate equal to the Index Rate minus 1% (100 basis points) until maturity and after maturity at an annual rate equal to the Index Rate plus 1% (100 basis points). Any change in the interest rate on this Note that is occasioned by a change in the Index Rate shall be effective on the day of the change in the Index Rate.

          "INDEX RATE" means the interest rate that Lender announces from time to time as its "prime" interest rate. Borrower acknowledges that the rate that Lender announces as its "prime" interest rate at any given time is not the lowest rate of interest that is available to Lender's commercial customers at that time.

          The interest on this Note shall be payable quarterly beginning November 1, 2007, and continuing on the first day of each succeeding February, May, August and November until the principal is paid in full. The principal of this Note shall be payable as provided in Section 3 of the Loan Agreement.

          If Borrower does not make a payment of interest within ten days after it is due, then Borrower shall immediately pay to Lender a late charge in an amount equal to the greater of Fifty Dollars ($50) or 1/10 of 1% of the unpaid principal balance of this Note on the date the late charge is assessed. This is in addition to Lender's other rights and remedies for default in payment of interest when due.

          This Note evidences Borrower's indebtedness to Lender by reason of loans made and to be made from time to time under Section 3 of the Loan Agreement ("LOANS"). Lender's records shall be prima facie evidence of all loans and prepayments and of the indebtedness outstanding under this Note at any time. The holder of this Note shall have all of the rights and powers set forth in the Loan Agreement as though they were fully set forth in this Note Reference is made to the Loan Agreement for a statement of the conditions under which the principal of this Note and accrued interest may become immediately due and payable without demand. Subject to the preceding sentence, the maturity date of this Note and of all Loans is September 1, 2008, unless Lender extends it under
Section 3 of the Loan Agreement.

          In this Note, "MATURITY" means the time when the entire remaining unpaid principal balance of this Note is or becomes immediately due and payable.

          Except as otherwise provided in the Loan Agreement, the undersigned waives protest, presentment, demand and notice of nonpayment.

                                        COMMUNITY SHORES BANK CORPORATION


                                        By
                                           -------------------------------------
                                           Heather D. Brolick
                                           Its President and Chief Executive
                                           Officer


                                        And by
                                               ---------------------------------
                                        Its
                                            ------------------------------------


ATTEST:


-------------------------------------
Ralph R. Berggren
Its Secretary